Exhibit 99.1

Pyxis Reports Financial Results for the Third Quarter of 2021 and Provides Business Update

CAMBRIDGE, Mass., Nov. 15, 2021 (GLOBE NEWSWIRE) – Pyxis Oncology, Inc. (Nasdaq: PYXS), a preclinical oncology company focused on developing next-generation therapeutics for difficult to treat cancers, today reported financial results for its third quarter ended September 30, 2021 and provided a business update.

“Our initial public offering was a tremendous milestone for Pyxis, allowing us to debut as a public company with a strong balance sheet well positioned to advance our lead programs toward the clinic,” said Lara Sullivan, M.D., Chief Executive Officer of Pyxis. “We are on track to submit Investigational New Drug (IND) applications for PYX-201 and PYX-202 by mid-2022, and for PYX-203 by 2023. With the resources we now have in hand, we are also focused on fully leveraging our ADC technology platform and proprietary target catalog.”

Initial Public Offering (IPO)

In October 2021, Pyxis completed its IPO of 10,500,000 shares of common stock at a public offering price of $16.00 per share. Gross proceeds from the IPO were $168 million and net proceeds from the offering, after deducting underwriting discounts, commissions and offering expenses, were approximately $152.2 million.

Third Quarter 2021 Financial Results

Cash: Pyxis has a strong cash position of approximately $283 million as of November 15, 2021 which is expected to fund operations into the second half of 2024.

Research and Development (R&D) Expenses: R&D expenses were $7.8 million for the three months ended September 30, 2021, compared to $2.4 million for the three months ended September 30, 2020. The year-over-year increase in R&D spending was primarily due to increased expenses associated with the addition of three antibody drug conjugates to our portfolio and increase in headcount to support our research and development activities. We expect our R&D expenses to increase substantially for the foreseeable future as we continue to invest in R&D activities to advance our clinical programs and expand and advance our product candidate pipeline.

General and Administrative (G&A) Expenses: G&A expenses were $3.8 million for the three months ended September 30, 2021, compared to $0.8 million for the three months ended September 30, 2020. The year-over-year increase was primarily due to higher personnel-related expenses (including stock-based compensation), recruiting fees, consulting, and other professional costs. We expect our G&A expenses to increase to support our growth and operations as a public company.

Net Loss: Net loss was $14.2 million ($8.96 per common share) for the three months ended September 30, 2021, compared to $3.2 million ($2.93 per common share) for the three months ended September 30, 2020.

Upcoming Investor Event

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November 18, 2021 – Pyxis will present at the Jefferies Virtual London Healthcare Conference

About Pyxis Oncology, Inc.

Pyxis Oncology, Inc. is a preclinical oncology company focused on developing an arsenal of next-generation therapeutics to target difficult-to-treat cancers and improve quality of life for patients. Pyxis develops its product candidates with the objective to directly kill tumor cells, and to address the underlying pathologies created by cancer that enable its uncontrollable proliferation and immune evasion. Since its launch in 2019, Pyxis has developed a broad portfolio of novel antibody drug conjugate, or ADC, product candidates, and monoclonal antibody, or mAb, preclinical discovery programs that it is developing as monotherapies and in combination with other therapies. To learn more about Pyxis visit www.pyxisoncology.com.

Forward-Looking Statements

This press release contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. These statements are often identified by the use of words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “to be,” “will,” “would,” or the negative or plural of these words, or similar expressions or variations, although not all forward-looking statements contain these words. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified herein, and those discussed in the section titled “Risk Factors” set forth in Part II, Item 1A. of the Company's most recent Quarterly Report on Form 10-Q and in our other filings with the SEC. These risks are not exhaustive. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Quarterly Report on Form 10-Q, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

PYXIS ONCOLOGY, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	$7,849	$2,425	$43,828	$5,909
General and administrative	3,772	767	9,463	2,406
Total operating expenses	11,621	3,192	53,291	8,315
Loss from operations	(11,621)	(3,192)	(53,291)	(8,315)
Other income (expense):
Interest income	6	1	16	66
Service fee income from related party	—	—	181	—
Change in fair value of derivative liability	(2,560)	—	(5,821)	—
Total other income (expense)	(2,554)	1	(5,624)	66
Loss from equity method investment in joint venture	—	—	(231)	—
Net loss and comprehensive loss	$(14,175)	$(3,191)	$(59,146)	$(8,249)
Net loss per common share, basic and diluted	$(8.96)	$(2.93)	$(40.27)	$(8.43)
Weighted average common shares outstanding, basic and diluted	1,581,610	1,088,222	1,468,777	979,081

PYXIS ONCOLOGY, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$133,477	$8,080
Prepaid expenses and other current assets	859	23
Total current assets	134,336	8,103
Property and equipment, net	1,154	1,103
Operating lease right-of-use assets	388	836
Deferred offering costs	3,501	—
Other assets, noncurrent	109	109
Total assets	$139,488	$10,151
Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$1,927	$1,077
Accrued expenses and other current liabilities	5,462	1,997
Derivative liability, current portion	9,123	—
Operating lease liabilities, current portion	325	615
Total current liabilities	16,837	3,689
Derivative liability, net of current portion	67	—
Operating lease liabilities, net of current portion	—	165
Total liabilities	16,904	3,854
Commitments and contingencies
Series A Convertible Preferred Stock	21,942	21,942
Series B Convertible Preferred Stock	172,081	—
Stockholders’ deficit:
Common stock	2	1
Additional paid-in capital	3,448	97
Accumulated deficit	(74,889)	(15,743)
Total stockholders’ deficit	(71,439)	(15,645)
Total liabilities, convertible preferred stock and stockholders’ deficit	$139,488	$10,151

Investor and Media Contact
Courtney Dugan
Vice President - Investor Relations
ir@pyxisoncology.com